NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports First Quarter 2010 Earnings

HAMILTON, Bermuda – April 28, 2010 -- Everest Re Group, Ltd. (NYSE: RE) reported a net loss of $22.7 million, or $0.38 per common share, for the first quarter 2010, compared to net income of $108.6 million, or $1.76 per diluted common share, for the first quarter of 2009. The after-tax operating loss1, which excludes realized capital gains and losses, was $73.8 million, or $1.25 per common share, for the first quarter 2010, compared to after-tax operating income1 of $106.1 million, or $1.72 per diluted common share, for the same period last year.

The principal driver of the Company’s loss, as commented on previously in its press release of March 10, was the losses incurred in connection with the Chile earthquake and the European windstorm Xynthia. While there has been no change to the announced loss estimates for these events, additional catastrophe losses in the quarter, specifically the Australian storms in Melbourne and Perth, further contributed to these losses. Overall, catastrophe losses, net of reinstatement premiums and taxes, were $275.6 million, or $4.66 per common share, during the quarter.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “As an industry, we experienced record catastrophe losses in the first quarter compared to the same period in any other year. While this had a significant impact on the quarterly results, our return to shareholders, including dividends paid, was slightly positive, attesting to the overall strength of our organization.”

Operating highlights for the first quarter of 2010 included the following:

•	Gross written premiums increased 2% to $1,021 million compared to the same period in 2009, but eliminating the effects of foreign exchange, gross written premiums were roughly flat to last year. Globally, reinsurance premiums were about even with last year but adjusting for foreign currency movements and reinstatement premiums for the Chile earthquake, reinsurance premiums were down 5%. Lower premium from U.S. casualty, crop reinsurance, marine, and European business offset the continued strong growth in U.S. property, South America and Asia-Pacific markets. Insurance premiums, which are entirely derived from the U.S. markets, were up 11% as specialty markets continued to provide growth opportunities.

•
The loss and combined ratios were 97.8% and 124.9%, respectively, for the quarter compared to 61.1% and 89.3%, respectively, in the first quarter of 2009. Excluding the previously cited catastrophe losses, the current year attritional loss ratio was 59.5%, up from the 55.7% reported for last year’s first quarter.

•
Net investment income was $161.5 million, up significantly when compared to last year’s net investment income of $68.8 million. The first quarter of 2009 had been impacted by large losses on limited partnership investments compared to income from these same investments in the current quarter. Adjusting for limited partnerships, underlying investment income increased 3% quarter over quarter.

•
Net after-tax realized capital gains totaled $51.1 million for the quarter, primarily due to the sale of foreign bonds and the after-tax fair value adjustments to the public equity portfolio. This compares to net after-tax realized capital losses of $48.5 million in the first quarter of 2009.

•	Net after-tax unrealized capital gains increased $34.6 million during the quarter, driven by changes in interest rates.
•	Cash flow from operations was $271.3 million compared to cash flows of $180.5 million in the same quarter last year.
•
The Company repurchased 562,306 of its common shares during the quarter at an average price of $83.64 for a total cost of $47 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 7.9 million shares available.

•
Shareholders’ equity at March 31, 2010, was $6,037 million, down from the $6,102 million at December 31, 2009. Adjusting for share repurchases and dividend payments in the quarter, shareholders’ equity was flat compared to year end 2009. Book value per share was $102.46 as of March 31, 2010 compared to $102.87 at December 31, 2009.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on April 29, 2010. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax gain on debt repurchase as the following reconciliation displays:

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2010		2009
		(unaudited)
		Per		Per Diluted
		Common		Common
	Amount	Share	Amount	Share

Net (loss) income	$(22,652)	$(0.38)	$108,556	$1.76
After-tax net realized capital gains (losses)	51,141	0.86	(48,463)	(0.79)
After-tax gain on debt repurchase	-	-	50,876	0.83

After-tax operating (loss) income	$(73,793)	$(1.25)	$106,143	$1.72

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the

Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2010	2009
	(unaudited)
REVENUES:
Premiums earned	$927,302	$932,290
Net investment income	161,499	68,754
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	-	(8,274)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income	-	-
Other net realized capital gains (losses)	72,718	(56,863)
Total net realized capital gains (losses)	72,718	(65,137)
Realized gain on debt repurchase	-	78,271
Net derivative gain (loss)	3,054	(19,703)
Other income (expense)	5,339	(5,180)
Total revenues	1,169,912	989,295

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	906,856	569,905
Commission, brokerage, taxes and fees	212,662	226,038
Other underwriting expenses	38,944	36,355
Corporate expenses	4,575	3,780
Interest, fees and bond issue cost amortization expense	16,642	20,142
Total claims and expenses	1,179,679	856,220

(LOSS) INCOME BEFORE TAXES	(9,767)	133,075
Income tax expense	12,885	24,519

NET (LOSS) INCOME	$(22,652)	$108,556
Other comprehensive income (loss), net of tax	28,939	(2,785)

COMPREHENSIVE INCOME	$6,287	$105,771

EARNINGS PER COMMON SHARE:
Basic	$(0.38)	$1.77
Diluted	$(0.38)	$1.76
Dividends declared	$0.48	$0.48

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars in thousands, except par value per share)	2010	2009
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$13,161,192	$13,005,949
(amortized cost: 2010, $12,746,735; 2009, $12,614,742)
Fixed maturities - available for sale, at fair value	65,307	50,528
Equity securities - available for sale, at market value (cost: 2010, $13,445; 2009, $13,970)	16,076	16,301
Equity securities - available for sale, at fair value	417,633	380,025
Short-term investments	592,463	673,131
Other invested assets (cost: 2010, $577,919; 2009, $546,158)	577,558	545,284
Cash	214,159	247,598
Total investments and cash	15,044,388	14,918,816
Accrued investment income	143,332	158,886
Premiums receivable	981,523	978,847
Reinsurance receivables	650,044	636,375
Funds held by reinsureds	376,515	379,864
Deferred acquisition costs	372,183	362,346
Prepaid reinsurance premiums	106,419	108,029
Deferred tax asset	172,513	174,170
Federal income taxes recoverable	148,791	144,903
Other assets	164,377	139,076
TOTAL ASSETS	$18,160,085	$18,001,312

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,299,417	$8,937,858
Future policy benefit reserve	64,401	64,536
Unearned premium reserve	1,454,237	1,415,402
Funds held under reinsurance treaties	94,541	91,893
Losses in the course of payment	38,853	39,766
Commission reserves	48,614	55,579
Other net payable to reinsurers	42,687	53,014
8.75% Senior notes due 3/15/2010	-	199,970
5.4% Senior notes due 10/15/2014	249,780	249,769
6.6% Long term notes due 5/1/2067	238,349	238,348
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	12,092	9,885
Equity index put option liability	54,295	57,349
Other liabilities	195,967	156,324
Total liabilities	12,123,130	11,899,590

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized; (2010) 66.0 million and
(2009) 65.8 million issued	660	658
Additional paid-in capital	1,849,441	1,845,181
Accumulated other comprehensive income, net of deferred income tax benefit
of $94.5 million at 2010 and tax expense of $101.0 million at 2009	300,977	272,038
Treasury shares, at cost; 7.1 million shares (2010) and 6.5 million shares (2009)	(629,958)	(582,926)
Retained earnings	4,515,835	4,566,771
Total shareholders' equity	6,036,955	6,101,722
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,160,085	$18,001,312

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2010	2009
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(22,652)	$108,556
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in premiums receivable	(7,759)	(14,479)
Increase in funds held by reinsureds, net	(2,429)	(9,781)
Increase in reinsurance receivables	(33,144)	(32,137)
Decrease in deferred tax asset	6,789	44,990
Increase in reserve for losses and loss adjustment expenses	418,945	2,434
(Decrease) increase in future policy benefit reserve	(135)	3,161
Increase in unearned premiums	41,598	32,852
Change in equity adjustments in limited partnerships	(16,164)	73,285
Change in other assets and liabilities, net	(55,467)	(20,913)
Non-cash compensation expense	3,541	3,136
Amortization of bond premium	10,885	2,490
Amortization of underwriting discount on senior notes	42	46
Realized gain on debt repurchase	-	(78,271)
Net realized capital (gains) losses	(72,718)	65,137
Net cash provided by operating activities	271,332	180,506

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	413,390	242,130
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	5,570
Proceeds from fixed maturities sold - available for sale, at market value	484,522	80,957
Proceeds from fixed maturities sold - available for sale, at fair value	2,497	3,492
Proceeds from equity securities sold - available for sale, at market value	-	1,042
Proceeds from equity securities sold - available for sale, at fair value	21,342	1,648
Distributions from other invested assets	10,730	12,664
Cost of fixed maturities acquired - available for sale, at market value	(1,023,499)	(812,380)
Cost of fixed maturities acquired - available for sale, at fair value	(14,194)	(13,309)
Cost of equity securities acquired - available for sale, at fair value	(42,322)	(8,979)
Cost of other invested assets acquired	(27,044)	(6,239)
Net change in short-term investments	82,019	712,922
Net change in unsettled securities transactions	47,298	3,699
Net cash (used in) provided by investing activities	(45,261)	223,217

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	721	132
Purchase of treasury shares	(47,032)	-
Net cost of debt repurchase	-	(83,026)
Net cost of senior notes maturing	(200,000)	-
Dividends paid to shareholders	(28,284)	(29,540)
Net cash used in financing activities	(274,595)	(112,434)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	15,085	(29,735)

Net (decrease) increase in cash	(33,439)	261,554
Cash, beginning of period	247,598	205,694
Cash, end of period	$214,159	$467,248

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid	$12,759	$27,135
Interest paid	14,201	18,318